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                                                                   EXHIBIT 23.2


19 April 1999


The Directors
Intelligent Systems Corporation
4355 Shackleford Road
Norcross
GA 30093
U.S.A.


Dear Sirs

INTERQUAD SERVICES LIMITED

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the fiscal year ended December 31, 1998 into Intelligent Systems Corporation's previously filed Registration Statements on Form S-8 (File No. 33-99432 and No. 333-32157).

Yours faithfully



MORLEY & SCOTT